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                                                                   Exhibit 10.12

                      SECOND AMENDMENT TO INDUSTRIAL LEASE

     THIS SECOND AMENDMENT TO INDUSTRIAL LEASE (this "AMENDMENT") is made and entered into as of this 15th day of November, 2001 by and between CAROL POINT, LLC, a New Hampshire limited liability company ("LANDLORD") and UNITED STATIONERS SUPPLY CO., an Illinois corporation ("TENANT").

                                  WITNESSETH:

     WHEREAS, Landlord's predecessor-in-interest, Carol Point Builders I General Partnership ("CAROL POINT"), and Tenant entered into that certain Standard Form Industrial Lease (Net) undated (the "ORIGINAL LEASE"), pursuant to which Carol Point leased to Tenant 139,444 square feet of space at 898 Carol Court, Carol Stream, Illinois (the "DEMISED PREMISES"), as more particularly set forth in the Original Lease;

     WHEREAS, ERI-CP, Inc., predecessor-in-interest to Carol Point ("ERI"), and Tenant entered into a certain First Amendment to Industrial Lease dated as of January 23, 1997 (the "FIRST AMENDMENT");

     WHEREAS, Landlord and Tenant desire to amend the Original Lease according to the terms hereof to extend the Term, among other things (as amended by this Amendment, the Original Lease [as amended by the First Amendment] is hereinafter referred to as the "LEASE");

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1. CONTROLLING LANGUAGE. Insofar as the specific terms and provisions of this Amendment purport to amend or modify or are in conflict with the specific terms, provisions and exhibits of the Original Lease, First Amendment or Second Amendment the terms and provisions of this Amendment shall govern and control; in all other respects, the Original Lease, First Amendment and Second Amendment shall remain unmodified and in full force and effect.

     2. TERM OF THE LEASE. The Term of the Lease is hereby extended for sixty
(60) months beginning on June 1, 2002 and ending on May 31, 2007, inclusive (the "SECOND EXTENSION PERIOD"), on all the terms, covenants and conditions of the Lease, except as hereinafter set forth, and any reference in the Lease to the Term of the Lease shall be deemed to include the Second Extension Period and apply thereto unless it is expressly provided otherwise. Likewise, any reference in the Lease to the expiration date of the Lease shall be deemed to mean May 31, 2007.

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     3. RENT. Tenant shall pay to Landlord Fixed Rent with respect to the
Demised Premises for the Second Extension Term at the following rates:

     TIME PERIOD                     MONTHLY RENT     PER SQUARE FOOT PER YEAR
     -----------                     ------------     ------------------------
     June 1, 2002 - May 31, 2003     $48,805.40       $4.20
     June 1, 2003 - May 31, 2004     $49,735.03       $4.28
     June 1, 2004 - May 31, 2005     $50,780.86       $4.37
     June 1, 2005 - May 31, 2006     $51,826.69       $4.46
     June 1, 2006 - May 31, 2007     $52,872.52       $4.55

     During the Second Extension Period, Tenant shall continue to pay all other forms of Rent required under the Lease.

     4. CONDITION OF DEMISED PREMISES. Except as provided below in this Paragraph 4, throughout the Second Extension Period, Landlord is leasing the Demised Premises to Tenant "as is", without any representations or warranties of any kind (including, without limitation, any express or implied warranties of merchantability, fitness or habitability) and without any obligation on the part of Landlord to alter, remodel, improve, repair, or decorate the Demised Premises or any part thereof. Landlord shall, however, install all of the improvements described on EXHIBIT A attached hereto and made a part hereof. Landlord also agrees to use its best efforts to cause the adjacent space now occupied by Party Lite to have its sprinkler system updated as soon as is reasonably convenient but in no event later than December 31, 2003 so that it complies with the Current E.S.F.R. Standard (as defined in EXHIBIT A attached hereto).

     5. RENEWAL OPTIONS. Landlord and Tenant acknowledge and agree that Paragraph 4 of Rider Number One to the Original Lease is hereby deleted and replaced with the following:

          A. OPTIONS TO EXTEND. Provided that Tenant is not in default hereunder on the date of the Notice to Extend (as hereinafter defined) or on the Expiration Date and on each such date shall be in occupancy of the entire Demised Premises, Tenant shall have the right to extend the Term for two (2) three (3) year renewal terms (the "EXTENSION TERMS"), upon the same terms and conditions as are herein provided, except that (a) Fixed Rent during the Extension Term(s) shall be at the annual Fair Market Rent (as hereinafter defined) for the Demised Premises for such Extension Term, (b) Tenant shall have no option to extend the Lease beyond the expiration of the final Extension Term, and (c) the Demised Premises shall be delivered in their existing condition (on an "as is" basis") at the time such Extension Term commences. Such right shall be exercised by Tenant by giving written notice (the "NOTICE TO EXTEND") to Landlord at least nine (9) months prior to the Expiration Date of the Term or Extended Term(s). Time shall be of the essence for the exercise of such option. Tenant shall

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have no further right to extend or renew the Lease. The extension options set forth in this Section 5 are personal to United Stationers Supply Co., and shall not inure to the benefit of any third party.

          B. FAIR MARKET RENT. For the purposes of this Section, "FAIR MARKET RENT" shall mean the Fixed Rent, on a so-called "net" basis, that would be paid by a willing tenant, not compelled to lease, and accepted by a willing landlord, not compelled to lease, for the Demised Premises as of the pertinent date taking into account all terms and conditions for an extension, including, INTER ALIA, tenant improvements and other concessions then being offered in the market. Fair Market Rent shall be determined by Landlord in a notice ("FAIR MARKET RENT NOTICE") delivered to Tenant no later than six (6) months prior to the commencement of each Extension Term.

          C. DISPUTE OF FAIR MARKET RENT. In the event Tenant shall elect to dispute Landlord's determination of the Fair Market Rent, Tenant shall be required to notify Landlord of such dispute in writing (the "DISPUTE NOTICE") within twenty (20) days after delivery to Tenant of the Fair Market Rent Notice and provide Landlord its determination of Fair Market Rent. Failure by Tenant to so notify Landlord of Tenant's dispute of the amount thereof shall be deemed to constitute Tenant's acceptance thereof. If Tenant shall timely notify Landlord of Tenant's dispute, and if Landlord and Tenant are not able, within thirty (30) days after such notice, to agree upon the Fair Market Rent, then the determination of Fair Market Rent shall be determined by arbitration as hereinafter set forth. If such arbitration concerning Fair Market Rent shall not be concluded prior to the commencement of the applicable Extended Term, Tenant shall nevertheless pay all Fixed Rent and Additional Rent to Landlord with respect thereto from and after the commencement of the applicable Extension Term, which shall include Fixed Rent at the rate payable for the period immediately prior to such Extension Term. If the applicable Fair Market Rent as determined by arbitration is greater than or less than that specified in the Fair Market Rent Notice, then such adjustment as shall be needed to correct the amount previously paid by Tenant on such overpaid or underpaid amount, as the case may be, computed from the date of such overpayment or underpayment, as the case may be, to the date of refund or payment, as appropriate shall be made in a payment by the appropriate party within thirty (30) days after the arbitration determination.

          D. ARBITRATION OF FAIR MARKET RENT. In the event that arbitration of the Fair Market Rent shall be required pursuant to this Section, then the following procedures shall apply:

     1. If Landlord or Tenant desires to invoke the arbitration procedure set forth in this Section, the party invoking the arbitration procedure shall give a notice to the other party and shall in such notice appoint a person as arbitrator on its behalf. Within twenty (20) days after such notice, the other party by notice to the original party shall appoint a second person as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third person, and such three arbitrators shall as promptly as possible determine such matter, provided, however, that:

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          (a)  If the second arbitrator shall not have been appointed within the twenty (20) day period as aforesaid, the first arbitrator shall proceed to determine such matter and shall render his decision and award in writing within thirty (30) days after the expiration of said twenty (20) day period; and

          (b) If the two arbitrators are appointed by the parties and shall be unable to agree, within ten (10) days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice to the parties of such failure to agree, and if the parties fail to agree upon the selection of such third arbitrator within ten (10) days after the arbitrators appointed by the parties give notice as aforesaid, then within five (5) days thereafter either of the parties upon notice to the other party may request such appointment by the nearest office of the American Arbitration Association or any organization which is the successor thereof (the "AAA"), or in its absence, refusal, failure or inability to act, may apply to a trial court of the state in which the Demised Premises is located having jurisdiction over the Demised Premises (the "COURT"), for the appointment of such appointment of such arbitrator and the other party shall not raise any question as to the Court's full power and jurisdiction to entertain the application and make the appointment.

          All such arbitrators shall be competent real estate professionals experienced in and knowledgeable of the North DuPage County, Illinois, industrial real estate market.

     2. The arbitration shall be conducted in accordance with the then prevailing rules of the AAA, modified as follows:

          (a) To the extent that any statute of the state in which the Demised Premises is located imposes requirements different than those of the AAA in order for the decision of the arbitrator or arbitrators to be enforceable in the courts of such state, such requirements shall be complied with in the arbitration;

          (b) Each arbitrator shall be disinterested and shall not be affiliated with Landlord or Tenant; and

          (c) The arbitrators, if more than one, shall render their decision and award in writing, upon the concurrence of at least two of their number, within thirty (30) days after the appointment of the third arbitrator.

     3. Such decision and award or the decision and award of the single arbitrator as provided in this Section, shall be binding and conclusive on the parties, shall

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          constitute an "award" by the arbitrator within the meaning of the AAA rules and applicable law, and counterpart copies thereof shall be. delivered to each of the parties. In rendering such decision and award, the arbitrators shall not add to, subtract from or otherwise modify the provisions of the Lease. The arbitrators may only elect Landlord's or Tenant's determination of Fair Market Rent and will not elect any number in between. Judgment may be had on the decision and award of the arbitrators so rendered in any court of competent jurisdiction.

     4. Each party shall pay the fees and expenses of one of the two original arbitrators appointed by or for such party and the fees and expenses of the third arbitrator and all other expenses of the arbitration (other than the fees and disbursements of attorneys or witnesses for each party) shall be borne by the parties equally.

     6. RIGHT OF FIRST OFFER. Tenant shall continue to have the Right of First Offer described in Section 6(d) of the First Amendment during the Second Extension Period.

     7. LANDLORD'S ADDRESS. Article A-l(n) of the Lease and Section 6(a) of the First Amendment are hereby deleted in their entirety and replaced with the following:

                                   James G. Hughes
                                   UBS Realty Advisors
                                   12001 North Central Expressway, Number 650
                                   Dallas, TX 75243-3735

                                   Anthony Burns
                                   NAI Hiffman
                                   One Oakbrook Terrace
                                   Oakbrook Terrace, IL 60181

     8. REAL ESTATE BROKER. Both parties represent to each other that they have not dealt with any real estate broker with respect to this Amendment except for NAI Hiffman and Grubb & Ellis Company and to their knowledge, no other broker initiated or participated in the negotiations of this Amendment or is entitled to any commission in connection with the Amendment. Both parties agree to indemnify and hold the other harmless from all claims from any other real estate broker claiming through the indemnifying party for commission or fees in connection with this Amendment.

     9. MISCELLANEOUS.

          A. Landlord and Tenant hereby agree that (i) this Amendment is incorporated into and made a part of the Lease, (ii) any and all references to the Lease hereinafter shall include this Amendment, (iii) the Lease and all terms, conditions and provisions of the Lease are in full force and effect as of the date hereof, except as expressly

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modified and amended hereinabove, and (iv) neither Landlord nor Tenant is in default under the terms of the Lease.

          B. All terms capitalized but not defined herein shall have the same meaning ascribed to such terms in the Lease.

          C. This Amendment shall be governed by and construed under the laws of the State of Illinois.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.


LANDLORD:

CAROL POINT, LLC,
a New Hampshire limited liability company

By:  UBS REALTY INVESTORS, LLC,
     a Delaware limited liability company, its
     Manager

     By: /s/ Joseph E. Gankler
        -----------------------------------------
     Name: Joseph E. Gankler
          ---------------------------------------
     Title:  Director
           --------------------------------------

     Date: November 14, 2001




TENANT:

UNITED STATIONERS SUPPLY CO., an Illinois corporation

By: /s/ Bill Stark
   -----------------------------------------
Name:   Bill Stark
     ---------------------------------------
Title:  VP, Engineering
      --------------------------------------

Date: November 9, 2001

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